Pricing Supplement Dated January 19, 2009				Rule 424 (b) (3)

(To Prospectus Dated January 16, 2009)				File No. 333-156775

GMAC LLC
Demand Notes - Floating Rate

Annual Yield:	4.75%

Effective Dates:	1-19-2009	through	1-25-2009